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                                                                   EXHIBIT 23(c)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report, and to all references to our Firm, included in or made part of this registration statement.

                                                         /s/ ARTHUR ANDERSEN LLP



December 16, 1996
New York, New York